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                                                                    EXHIBIT 99.1

                        HEALTHCARE IMAGING SERVICES, INC.

SHREWSBURY EXECUTIVE CENTER II                                  (732) 544-8200
1040 BROAD STREET                                           FAX (732) 544-8262
SHREWSBURY, NEW JERSEY 07702


FOR IMMEDIATE RELEASE                         CONTACT: Elliott H. Vernon, Esq.
                                                         Chairman of the Board
                                                   and Chief Executive Officer

          HEALTHCARE IMAGING SERVICES, INC. ANNOUNCES THE CHANGE OF ITS
          -------------------------------------------------------------
         CORPORATE NAME TO HEALTHCARE INTEGRATED SERVICES, INC. AND THE
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                       RELOCATION OF ITS CORPORATE OFFICES
                       -----------------------------------

     Shrewsbury, New Jersey - August 5, 1999 - HealthCare Imaging Services, Inc. (NASDAQ: HISS) announced that, effective August 1, 1999, its corporate name has been changed to HealthCare Integrated Services, Inc. and its corporate offices have been relocated to Shrewsbury Executive Center II, 1040 Broad Street, Shrewsbury, New Jersey 07702.

     Elliott H. Vernon, Chairman of the Board and Chief Executive Officer of the Company, stated that: "In light of our expansion into the area of physician practice management and our recent successful entry into the area of clinical research, we have determined that the name 'HealthCare Integrated Services' better reflects the business composition and mission of the Company. Our expanded strategic focus, as reflected by our name change, as well as the development of the largest diagnostic imaging network in New Jersey consisting of over 75 facilities, are just a few of the many steps we are taking to strategically position the Company to become the premier manager of physician resources in the New Jersey, New York and Philadelphia region offering a comprehensive array of medical services."

     This change in the Company's name will not affect the validity or transferability of its stock certificates presently outstanding, and the Company's stockholders will not be required to exchange stock certificates to reflect the new name. Stockholders should keep the stock certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent. The Company's trading symbol on the Nasdaq Stock Market, HISS, will remain the same.

     HealthCare Integrated Services, Inc. is a healthcare management and services company that provides state-of-the-art healthcare equipment, facilities and services to physicians, hospitals and other healthcare providers. The Company currently specializes in diagnostic imaging and physician practice management. It operates 10 diagnostic imaging facilities located in Brooklyn and New York City, New York; Wayne, Edgewater, Ocean Township, Bloomfield, Voorhees (two facilities),



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and Northfield, New Jersey and Philadelphia, Pennsylvania; and manages two of the largest multi-specialty physician practices in New Jersey comprised of an aggregate of over 100 physicians, with 22 offices, treating over 160,000 patients.

     This communication may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with the Company's need to refinance certain near-term debt maturities and to redeem its convertible preferred stock, risks regarding currently unforeseen competitive pressures and risks affecting the Company's industry, such as increased regulatory compliance and changes in regulatory requirements, changes in payor reimbursement levels and technological changes. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.